UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2013

LIBERATED ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-171046	27-4715504
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

109 Burtons Road
Marlton, New Jersey		08053
(Address of principal executive offices)		(Zip Code)

1 (609) 707-1519
Registrant’s telephone number, including area code:

______________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.03 Material Modification to Rights of Security Holders.

As previously reported, on January 23, 2013, the Company issued an aggregate of 2,500,000 shares of the Company's common stock, par value $.001 per share, to the eighteen (18) shareholders of Perpetual Wind for the Perpetual Wind Patent.  As additional consideration, Perpetual Wind returned to the Company's treasury, the 24,500,000 shares of common stock of the Company that it acquired from thirteen (13) shareholders of the Company that same day.  As a result, a change of control of the Company took place on that date, whereby said (18) shareholders of Perpetual Wind now owned 2,500,000 of the Company's common stock out of a total of 3,000,000 total common stock outstanding.

On February 14, 2013, the Company received confirmation from OTC Corporate Actions that effective February 15, 2013 the following has been approved:

•	24-1 Forward Split payable upon surrender of old certificates
•	Pre-Split Total Shares Outstanding (prior to February 13, 2013): 3,000,000
•	Post-Split Total Shares Outstanding (as of February 15, 2013): 72,000,000
•	New CUSIP: 53012R105
•	New Name: Liberated Energy, Inc.
•	New Symbol: LIBE
The new symbol will not take effect until 20 business days from the effective date of the Forward Split & Name Change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 19, 2013	LIBERATED ENERGY, INC.

	By:	/s/ Frank Pringle
Frank Pringle
Chief Executive Officers